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                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (In Thousands, Except Per Share Data)



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
                                                                        Three-Months
                                                                           Ended
                                                                        October 31,
                                                                     1997         1996
                                                                     ----         ----
EARNINGS

     Net income .............................................       $1,182       $  880
                                                                    ======       ======

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SHARES

     Weighted average number of common shares outstanding ...        5,643        5,770

     Add: shares of common stock equivalents ................          310          277
                                                                    ------       ------

     Weighted average number of common shares used in
       primary earnings per share calculation ...............        5,953        6,047

     Add: incremental shares of common stock equivalents ....           --           --
                                                                    ------       ------

     Weighted average number of common shares used in
       fully diluted earnings per share calculation .........        5,953        6,047
                                                                    ======       ======

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PRIMARY EARNINGS PER SHARE

     Net income .............................................       $ 0.20       $ 0.15
                                                                    ======       ======

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FULLY DILUTED EARNINGS PER SHARE

     Net income .............................................       $ 0.20       $ 0.15
                                                                    ======       ======

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